--------------------------------------------------------------------------------





                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT


                     PURSUANT TO SECTION 12 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                         Date of Report: April 21, 2003


                          Commission File Number 1-6227



                          LEE ENTERPRISES, INCORPORATED
             (Exact name of Registrant as specified in its charter)


                Delaware                             42-0823980
        (State of Incorporation)         (I.R.S. Employer Identification No.)


                    215 N. Main Street, Davenport, Iowa 52801
                    (Address of Principal Executive Offices)


                                 (563) 383-2100
               Registrant's telephone number, including area code





--------------------------------------------------------------------------------

Item 9.  Regulation FD Disclosure

See Item 12.  Results of Operations and Financial Condition

Item 12.  Results of Operations and Financial Condition

On April 21, 2003, Lee Enterprises, Incorporated ("the Company") reported its second fiscal quarter results and is furnishing the earnings release required under Item 12. The Company also reported its revenues for the month of March, 2003, and is furnishing the related release under Item 12. The following exhibits are included herein:

EXHIBIT 99.1  Earnings Release - Second Quarter Ended March 31, 2003

EXHIBIT 99.2  Monthly Revenue Release - March, 2003

The earnings release contains several non-GAAP financial measures. A "non-GAAP financial measure" is defined as a numerical measure of a company's financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of the Company. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation within the earnings release of all non-GAAP financial measures to the most directly comparable GAAP financial measure.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        LEE ENTERPRISES, INCORPORATED



Date:  April 21, 2003                   /s/ Carl G. Schmidt
                                        ------------------------------------
                                        Carl G. Schmidt
                                        Vice President, Chief Financial Officer,
                                        and Treasurer

EXHIBIT 99.1   Earnings Release - Second Quarter Ended March 31, 2003

LEE ENTERPRISES
215 Main St.
Davenport, IA 52801-1924
www.lee.net


NEWS RELEASE

Lee Enterprises reports Q2 earnings growth of 13.8%

DAVENPORT, Iowa (April 21, 2003) - Lee Enterprises, Incorporated (NYSE: LEE), reported today that diluted earnings per common share from continuing operations were 33 cents for its second quarter ended March 31, 2003. The results represent an increase of 13.8 percent over earnings of 29 cents a year ago, which have been restated to include employee stock option expense.

Mary Junck, chairman and chief executive officer, said: "Lee posted another strong quarter despite continued economic uncertainty and war-related dampening of ad spending. Same-property(1) retail advertising revenue grew 3.0 percent over last year, and classified increased 2.4 percent, reflecting our ongoing revenue priority. We're seeing especially good performances at the 16 newspapers we acquired in 2002. Our momentum continues, as well, from our focus on improving readership and circulation, emphasizing strong local news, expanding our online services and carefully controlling our costs. As the war winds down, we're well positioned to take advantage of any improvement in the ad environment when it happens."

Operating cash flow(2)  increased 57.1 percent to $37.4 million,  at a margin of
24.0 percent, compared with 24.6 percent a year ago, primarily a result of lower margins of businesses acquired a year ago and increasing medical and other compensation costs. Revenue increased 61.0 percent to $155.3 million, as acquisitions contributed $56.6 million this year. Operating expenses, excluding depreciation and amortization, increased 62.2 percent to $118.0 million. Operating income, which includes equity in net income of associated companies, depreciation and amortization, increased 34.6 percent. Net income grew 16.4 percent to $14.6 million.

On a same-property basis, which excludes the impact of acquisitions and divestitures made in the current or prior year, total revenue for the quarter ended March 31, 2003, increased 3.3 percent from a year ago. Total advertising revenue increased 2.5 percent. Retail increased 3.0 percent to $37.1 million. Classified revenue increased 2.4 percent to $22.4 million, with employment advertising in the daily newspapers down only 0.8 percent. National advertising, a small category for Lee, decreased 3.4 percent. Circulation revenue decreased
0.3 percent. Online revenue increased 35.6 percent.

YEAR TO DATE

For the six months ended March 31, 2003, total revenue on a same-property basis increased 2.7 percent. On a reported basis, revenue increased 59.8 percent. Operating expenses, excluding depreciation and amortization, increased 61.0 percent and operating cash flow increased 56.7 percent. Operating cash flow margin(2) was 26.6 percent, compared with 27.1 percent a year ago. Operating income increased 40.2 percent.

Diluted earnings per common share from continuing operations totaled 84 cents, an increase of 23.5 percent from 68 cents in the first six months a year ago.

EMPLOYEE STOCK OPTIONS

In 2003, Lee has begun expensing employee stock option grants. This will reduce 2003 results about 5 to 7 cents per diluted common share for the full year and had an impact of one cent per share in the March quarter. Lee has chosen to restate prior years, which reduces previously reported annual 2002 results by 5 cents. Results for the quarter ended March 31, 2002, were reduced one cent per diluted common share from the previously reported amount of 30 cents. Year to date results in the prior year were reduced two cents per diluted common share from the previously reported amount of 70 cents.

Lee Enterprises is based in Davenport, Iowa. It owns 38 daily newspapers and a joint interest in six others, along with associated online services. Lee also owns more than 175 weekly newspapers, shoppers and classified and specialty publications. Its stock is traded on the New York Stock Exchange under the symbol LEE. More information about Lee Enterprises, including revenue statistics for March, is available at www.lee.net.

                              LEE ENTERPRISES, INCORPORATED
                            CONSOLIDATED STATEMENTS OF INCOME
                   Unaudited. (Thousands, Except Per Common Share Data)

                                         Three Months Ended      Six Months Ended
                                             March 31,               March 31,
--------------------------------------------------------------------------------------------
                                         2003      2002      %     2003      2002       %
--------------------------------------------------------------------------------------------
Operating revenue:                                  (3)                        (3)
  Advertising........................ $103,082  $ 61,332   68.1  $221,884  $133,009   66.8
  Circulation........................   33,113    20,030   65.3    66,725    40,452   64.9
  Other..............................   19,138    15,146   26.4    37,271    30,407   22.6
-------------------------------------------------------------------------------------------
                                       155,333    96,508   61.0   325,880   203,868   59.8
-------------------------------------------------------------------------------------------
Operating expenses:
  Compensation.......................   67,414    40,598   66.1   135,906    81,082   67.6
  Newsprint and ink..................   13,316     8,153   63.3    27,766    17,930   54.9
  Other..............................   37,249    23,975   55.4    75,606    49,606   52.4
-------------------------------------------------------------------------------------------
Operating expenses excluding
  depreciation and amortization......  117,979    72,726   62.2   239,278   148,618   61.0
-------------------------------------------------------------------------------------------
Operating cash flow..................   37,354    23,782   57.1    86,602    55,250   56.7
Depreciation and amortization........   11,713     5,335  119.6    23,084    11,176  106.5
-------------------------------------------------------------------------------------------
Operating income, before equity in
  net income of associated
  companies..........................   25,641    18,447   39.0    63,518    44,074   44.1
Equity in net income of associated
  companies..........................    1,553     1,752  (11.4)    3,771     3,929   (4.0)
-------------------------------------------------------------------------------------------
Operating income.....................   27,194    20,199   34.6    67,289    48,003   40.2
-------------------------------------------------------------------------------------------
Non-operating income (expense), net:
  Financial income ..................      203     2,468  (91.8)      543     5,235  (89.6)
  Financial expense..................   (4,270)   (2,844)  50.1    (8,960)   (5,882)  52.3
  Other, net.........................      (43)       (1)   --       (387)     (308)  25.6
-------------------------------------------------------------------------------------------
                                        (4,110)     (377) 990.2    (8,804)     (955) 821.9
-------------------------------------------------------------------------------------------
Income from continuing operations
  before income taxes ...............   23,084    19,822   16.5    58,485    47,048   24.3
Income tax expense...................    8,460     7,155   18.2    21,383    16,767   27.5
-------------------------------------------------------------------------------------------
Income from continuing operations....   14,624    12,667   15.4    37,102    30,281   22.5
Discontinued operations..............      --       (103)   --        (20)     (140) (85.7)
-------------------------------------------------------------------------------------------
Net income........................... $ 14,624  $ 12,564   16.4  $ 37,082  $ 30,141   23.0
-------------------------------------------------------------------------------------------
Earnings per common share:
 Basic:
  Continuing operations..............    $0.33     $0.29   13.8     $0.84     $0.68   23.5
  Discontinued operations............      --        --               --        --
-------------------------------------------------------------------------------------------
  Net income.........................    $0.33     $0.29   13.8     $0.84     $0.68   23.5
-------------------------------------------------------------------------------------------
 Diluted:
  Continuing operations..............    $0.33     $0.29   13.8     $0.84     $0.68   23.5
  Discontinued operations............      --        --               --        --
-------------------------------------------------------------------------------------------
  Net income.........................    $0.33     $0.29   13.8     $0.84     $0.68   23.5
-------------------------------------------------------------------------------------------
Average outstanding shares:
  Basic..............................   44,257    44,041           44,239    44,009
  Diluted............................   44,405    44,331           44,379    44,286

SELECTED BALANCE SHEET INFORMATION                   March 31,
--------------------------------------------------------------------
                                                  2003        2002
--------------------------------------------------------------------
Cash and temporary cash investments......    $   17,380  $  479,030
Total assets.............................     1,436,608     975,976
Debt, including current maturities.......       357,200     173,400
Stockholders' equity.....................       768,179     703,359

(1) Beginning in March 2003, same property revenue excludes revenue of Madison Newspapers, Inc. (doing business as Capital Newspapers), in order to comply with newly issued SEC regulations related to disclosure of non-GAAP financial measures. Lee owns 50% of the capital stock of Capital Newspapers, which for financial reporting purposes is reported using the equity method of accounting.

(2)   Operating  cash  flow,  which  is  defined  as  operating   income  before
     depreciation, amortization and equity in net income of associated companies, and operating cash flow margin (operating cash flow divided by operating revenue) represent non-GAAP financial measures. A reconciliation of operating cash flow to operating income, the most directly comparable measure under accounting principles generally accepted in the United States
     (GAAP), is included in the tables accompanying this release. The Company believes that operating cash flow and the related margin ratio are useful measures of evaluating its financial performance because of their focus on the Company's results from operations before depreciation and amortization. The Company also believes that these measures are several of the alternative financial measures of performance used by investors, rating agencies and financial analysts to estimate the value of a company and evaluate its ability to meet debt service requirements.

(3) Certain amounts as previously reported have been reclassified to conform with the current period presentation. The presentation of equity in net income of associated companies has been revised to exclude those amounts from revenue. Fiscal 2002 amounts have been restated to include expense relating to employee stock options.

The Private Securities Litigation Reform Act of 1995 provides a "Safe Harbor" for forward-looking statements. This release contains information that may be deemed forward-looking and that is based largely on the Company's current expectations and is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those anticipated. Among such risks, trends and other uncertainties are changes in advertising demand, newsprint prices, interest rates, labor costs, legislative and regulatory rulings and other results of operations or financial conditions, difficulties in integration of acquired businesses or maintaining employee and customer relationships and increased capital and other costs. The words "may," "will," "would," "could," "believes," "expects," "anticipates," "intends," "plans,"
"projects," "considers" and similar expressions generally identify forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements, which are made as of the date of this release. The Company does not publicly undertake to update or revise its forward-looking statements.

Contact:  dan.hayes@lee.net, (563) 383-2163

EXHIBIT 99.2  Monthly Revenue Release - March, 2003

LEE ENTERPRISES
215 Main St.
Davenport, IA 52801-1924
www.lee.net


NEWS RELEASE

Lee Enterprises reports March revenue statistics

DAVENPORT, Iowa (April 21, 2003) - Lee Enterprises, Incorporated (NYSE: LEE), reported today that, excluding the effects of acquisitions and divestitures, publishing revenue increased 2.0 percent in March compared with a year ago.

Total advertising revenue increased 1.1 percent. Retail advertising revenue increased 1.5 percent. Classified advertising revenue increased 1.0 percent, with employment down 2.3 percent, automotive up 3.3 percent, real estate up 15.0 percent, other newspaper classified categories down 1.0 percent, and classified in alternative publications down 6.9 percent. National advertising revenue, a small category for Lee, decreased 5.1 percent.

Circulation revenue declined 0.8 percent. Online revenue increased 32.5 percent.

Including the results of acquisitions and divestitures, total publishing revenue increased 60.4 percent.

Lee Enterprises is based in Davenport, Iowa. Lee owns 38 daily newspapers and a joint interest in six others, along with associated online services. Lee also owns more than 175 weekly newspapers, shoppers and classified and specialty publications. Its stock is traded on the New York Stock Exchange under the symbol LEE. More information about Lee Enterprises is available at www.lee.net.

The monthly and year-to-date statistical information follows.

                             LEE ENTERPRISES, INCORPORATED
                            Revenue and Statistical Summary
                                     March 2003
                                     (Unaudited)



                                  PUBLISHING REVENUE

                                      March                     Year To Date
(Thousands)                 ---------------------------  ---------------------------
                               2003      2002      %        2003     2002       %
                            --------- --------- -------  --------- --------- -------
                              (1)(2)    (1)(2)              (2)       (2)
Advertising:
  Retail..................  $ 13,734  $ 13,531    1.5 %  $ 82,957  $ 80,488    3.1 %
  National................       782       824   (5.1)      4,936     5,155   (4.2)
  Classified:
    Daily newspapers:
      Employment..........     1,911     1,956   (2.3)      9,922    10,187   (2.6)
      Automotive..........     1,865     1,805    3.3      10,300    10,169    1.3
      Real estate.........     1,501     1,305   15.0       8,184     7,504    9.1
      All other...........     1,192     1,204   (1.0)      6,761     6,820   (0.9)
    Alternative
      publications........     1,645     1,766   (6.9)     10,003     9,633    3.8
                            --------- ---------          --------- ---------
    Total classified......     8,114     8,036    1.0      45,170    44,313    1.9
                            --------- ---------          --------- ---------
    Total advertising.....    22,630    22,391    1.1     133,063   129,956    2.4
Circulation...............     7,092     7,149   (0.8)     40,390    40,451   (0.2)
Online....................       763       576   32.5       4,171     3,037   37.3
Other.....................     5,402     5,068    6.6      28,571    27,276    4.7
                            --------- ---------          --------- ---------
    Total, Same property..    35,887    35,184    2.0     206,195   200,720    2.7
Acquired/divested
   properties.............    20,777       134     NM     119,685     3,148     NM
                            --------- ---------          --------- ---------
    Total publishing
    revenue...............  $ 56,664  $ 35,318   60.4 %  $325,880  $203,868   59.8 %
                            ========= =========          ========= =========


                            DAILY NEWSPAPER ADVERTISING VOLUME

                                       March                     Year To Date
                              -------------------------    -------------------------
(Thousands of Inches)           2003      2002     %         2003      2002     %
                              -------   -------  ------    -------   -------  ------
                               (1)(2)    (1)(2)              (2)        (2)
Retail....................       494       508   (2.8)%     3,057     3,045    0.4 %
National..................        22        27  (18.5)        145       172  (15.7)
Classified................       485       475    2.1       2,712     2,685    1.0
                              -------   -------            -------   -------
    Total, Same property..     1,001     1,010   (0.9)%     5,914     5,902    0.2 %
                              =======   =======            =======   =======

Notes to Revenue and Statistical Summary:

(1)  The month had one more Monday and one fewer Friday than the prior period.
(2) Beginning in March 2003, same property revenue excludes revenue of Madison Newspapers, Inc. (doing business as Capital Newspapers), in order to comply with newly issued SEC regulations related to disclosure of non-GAAP financial measures. Lee owns 50% of the capital stock of Capital Newspapers, which for financial reporting purposes is reported using the equity method of accounting.
(3)  The Company's fiscal year ends on September 30.
(4) The Company disclaims responsibility for updating information beyond release date.

The Private Securities Litigation Reform Act of 1995 provides a "Safe Harbor" for forward-looking statements. This release contains information that may be deemed forward-looking and that is based largely on the Company's current expectations and is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those anticipated. Among such risks, trends and other uncertainties are changes in advertising demand, newsprint prices, interest rates, labor costs, legislative and regulatory rulings and other results of operations or financial conditions, difficulties in integration of acquired businesses or maintaining employee and customer relationships and increased capital and other costs. The words "may," "will," "would," "could," "believes," "expects," "anticipates," "intends," "plans,"
"projects," "considers" and similar expressions generally identify forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements, which are made as of the date of this release. The Company does not publicly undertake to update or revise its forward-looking statements.


Contact: dan.hayes@lee.net, (563) 383-2100